EXHIBIT NUMBER 4.47




               LETTER AGREEMENT WITH AMERA RESOURCES CORPORATION
                      RE: REIMBURSEMENT OF OFFICE EXPENSES



















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IMA EXPLORATION INC.







September 25,2002



Amera Resources Corporation
709-837 West Hastings Street
Vancouver, BC V6C 3N6

Attention: Mr. Niko Cacos



Dear Sirs:

Re: Office Cost

As you have indicated that your Company would like to operate out of the same premises of IMA Exploration Inc., we feel that a $2,000 per month reimbursement would be acceptable.

The amount reimbursed will be re-evaluated every 6 months and may be increased accordingly.

If you are in agreement with the arrangement, please sign below in the appropriate space and return a copy to me.

Yours truly,

/S/ William Lee

William Lee
CFO

                         /s/ Niko Cacos                           Sept. 25/03
                         ---------------------------------        -----------
                         Niko Cacos                               Date
                         Per:  Amera Resources Corporation


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          Terminal City Club Tower, Suite709-837 West Hastings Street,
                         Vancouver, BC, Canada V6C 3N6
          Tel: 604.687.1828 Fax: 604.687.1858 Toll Free: 800.901.0058
     www.imaexploration.com o E-Mail: info@imaexploration.com o TSX-V: IMR



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